Exhibit 99.1

AmerisourceBergen Announces Intent to Change Name to Cencora

Unified corporate identity reflects the organization’s global reach, impact, and purpose

CONSHOHOCKEN, Pa. (January 24, 2023) – AmerisourceBergen (NYSE: ABC) today announced its intent to change its name to better reflect its bold vision and purpose-driven approach to creating healthier futures. AmerisourceBergen intends to become Cencora. The new name represents a unified presence that will continue to fuel the company’s ongoing growth strategy and advance its impact across healthcare.

“Over time, we have established ourselves as a trusted industry partner that prioritizes innovation, advocates for patient access, and advances strategic partnerships across the global pharmaceutical supply chain. To further bolster our position, we must continue to adapt and evolve within our dynamic industry as we pursue the goal of enhancing health outcomes. Building a unified brand is fundamental to our identity as a global healthcare company. We believe our new name better reflects who we are today and our impact across pharmaceutical care,” said Steven H. Collis, Chairman, President & Chief Executive Officer of AmerisourceBergen.

The name Cencora is inspired by customers and team members around the world. In addition, a shared identity will create a more inclusive experience for employees as well as a stronger employer brand to attract talent and increase employee loyalty, retention, and performance. The name tells a compelling story, boldly differentiates the company, and was created with a future-oriented mindset. AmerisourceBergen intends to begin operating as Cencora in the second half of calendar year 2023.

The change to Cencora is aligned with the organization’s growth strategy and continued emphasis on innovation. AmerisourceBergen has focused on supporting pharmaceutical advancement and access for patients, manufacturers, and providers across the global healthcare supply chain.

Operating as Cencora, a unified and internationally inclusive name and brand, the company will continue to invest in and focus on its core pharmaceutical distribution business, while also growing its platform of pharma and biopharma services to support pharmaceutical innovation and access.

For more information, visit: www.cencora.com

About AmerisourceBergen

AmerisourceBergen is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 44,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. AmerisourceBergen is ranked #10 on the Fortune 500 and #21 on the Global Fortune 500 with more than $200 billion in annual revenue. Learn more at www.amerisourcebergen.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements included in this current report which pertain to future financial and business matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which could cause future results to differ materially from those expressed in the forward-looking statements. The forward-looking statements speak only as of the date of this report and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. Additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors), in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act, which are available at investor.amerisourcebergen.com.

Contacts:

Media:
Lauren Esposito
215-460-6981
lesposito@amerisourcebergen.com

Investors:
Bennett S. Murphy
610-727-3693
bmurphy@amerisourcebergen.com